KEYON COMMUNICATIONS HOLDINGS, INC.

Consolidation Opportunities in the Rural Markets and
KeyOn Corporate Overview

November 12, 2009

This presentation includes forward-looking statements within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations or forecasts of future events.  Words such as “expect,” “may,” “anticipate,” “intend,” “would,” “will,” “plan,” “believe,” “estimate,” “should,” “could,” “might,” “potential,” “predict,” or the negative and plural of those terms, and similar expressions, identify forward-looking statements.  Forward-looking statements in this presentation include express or implied statements concerning our future revenues, prior and potential acquisitions, expenditures, capital or other funding requirements, the adequacy of our current cash and working capital balances to fund our present and planned operations and financing needs, expansion of and demand for our product and services offerings, the growth of our business and operations as well as future economic and other conditions both generally and in our specific geographic and product and service markets.  These statements are based on our estimates, projections, beliefs and assumptions, and relate only to events, as of the date the forward-looking statements are made, are not guarantees of future performance and are subject to risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. We caution that these risk factors are not necessarily all of the factors that could cause our actual future results, performance and achievements to differ materially from those expressed in forward-looking statements made by or on behalf of us in this presentation.   Other unknown or unpredictable factors could also harm our results. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.  We qualify all of our forward-looking statements by these cautionary statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

HQ
ACTUAL COVERAGE FOR ILLINOIS
SERVICE TERRITORIES

KeyOn Company Overview

Solely focused on delivering wireless broadband to
rural and underserved markets for over 7 years

KeyOn is the leader in the industry

Network currently covers 11 states, ~50,000 square miles
and over 2.3 million people

The average population of our existing markets is 4,604
people(2)

Existing scalable base of operations with systems
designed for the provision of broadband services

382 towers and 44 Hub sites

Existing distribution channels and database of customers

Cost-effective Internet termination agreements

Currently deploying state-of-the-art OSS: CRM/billing with
trouble ticket/inventory

Founded by telecom entrepreneurs to help bridge the
“digital divide”

Management has operated/built: paging, regional cellular,
undersea fiber optic cable networks

Growth through acquisitions and organic deployments

KeyOn Communications is the largest US rural wireless broadband company(1) with a strong history of delivering broadband to rural communities

Company Profile

Founded: 2002

Subscribers: ≈ 15,000

Residential and
Commercial Subscribers

Ticker: OTCBB: KEYO

Shares Outstanding: 20.6M
Market Cap: $46M

Headquarters – Omaha, NE

Services

High Speed Broadband

Voice (VoIP)

Video (Satellite)

+EBITDA since Q4-08(3)

(2)        Excludes Company’s initial market launch in Las Vegas, NV.

(3)        “EBITDA” is a measurement used by KeyOn Communications to monitor business performance and is not a recognized measure under GAAP (generally accepted accounting principles).  Accordingly, investors are cautioned in using or relying upon this measure as an alternative to recognized GAAP measures.  EBITDA” is defined as earnings or loss from operations adjusted for depreciation, amortization, goodwill impairment and non-cash stock based compensation expenses. EBITDA should not be construed as an alternative to operating loss as defined by GAAP

(1)        Broadband Wireless Exchange Magazine Website (www.bbwexchange.com/wireless_isp/)

Illinois Map is
Indicative of In-
State Coverage

KeyOn’s Experienced Management Team

Jonathan Snyder - President and Chief Executive Officer, Director, Founder

Private equity with Clarity Partners and Pacific Capital Group

Founding shareholder and management of Global Crossing

Investment banking at Bear, Stearns & Co. Inc.

Robert Handell - Chief Operating Officer, Executive VP, Director, Founder

President, Edison Source, an Edison International Company

EVP and COO, BellSouth MobileComm

VP, Sales, Marketing and Customer Service, Bell Atlantic Mobile Systems

Jason Lazar - Vice President, Corporate Development & General Counsel, Founder

Initial member of ITU Ventures

Practiced complex civil litigation and corporate law in NY and NJ

Holds JD from Cardozo School of Law

Annette Eggert, CPA - Chief Financial Officer

Director Finance/Controller, Interpublic Group of Companies

Controller and other senior finance positions, Connectivity Solutions, a sub of CommScope

Rory Erchul - Vice President Marketing and Sales

VP Marketing & Customer Care, Allegiance Communications

Director of Marketing, CableOne

The core leadership team at KeyOn possesses nearly 100 years of telecommunications experience

Significant Market Opportunity Exists in Rural America

The difference in broadband penetration results from the high cost of deploying broadband services over existing copper and cable plants outside of urban markets

DSL & cable plant is expensive to upgrade for broadband services especially in sparsely populated ex-
urban and rural markets

In these areas, wireless has been shown to have significant cost advantages in the deployment of broadband services and in many cases, better pricing and service levels

On the whole, 36% of dial-up and non-online users cite either price or lack of availability as reasons for not having broadband

80%

70%

60%

50%

40%

30%

20%

10%

0%

67%

63%

59%

55%

50%

47%

46%

45%

42%

38%

31%

25%

2006

2007

2008

2009

Rural

Non-rural

U.S. Total

In the past year while broadband penetration in the entire US grew at an annual  rate of 15%, rural penetration still significantly lags that of urban/suburban by 21%(1)

(1) ”Home Broadband Adoption 2009”, Pew Internet & American Life Project, Pew Research Center, June 2009, p.14 – Report
publishes results for the 12 month period from May through April.

Home Broadband Adoption

Strength in Unity
Advantages
Qualifying
RURAL UNIFi
KEYON NATIONAL NETWORK INITIATIVE

Consolidation of the Rural Wireless Broadband Market  - RURAL UNIFi

Wireless broadband industry is extremely fragmented

KeyOn is ideally positioned to integrate wireless broadband companies in contiguous areas.

Previously acquired and integrated four acquisitions

Management experience, internal systems and billing platform ensure smooth integration

WISP
DIRECTORY

NORTH DAKOTA
MINNESOTA
SOUTH DAKOTA
WYOMING
Chicago
Memphis
Dallas
Houston
keyon

Fragmentation of Industry Creates Opportunity

Rural markets have been successfully served by wireless operators, but it is an extremely fragmented marketplace much like the cable and paging industries before it

There are hundreds of  small, “mom and pop” operators located near KeyOn’s current footprint

Operators typically use standards-based wireless gear

Many operators are capital constrained and cannot finance their growth beyond the start-up stage

Consolidation by operators can bring scale to the industry driving down unit economics while rapidly growing revenues

Proven Track Record of Acquisitions

Date Completed

Purchase
Price
(000s)

Target

# of
Subs

Price Per
Sub ($)

October 22, 2007

$675

MicroLnk, LLC

1,388

$486

January 31, 2007

$3,800

SpeedNet Services

6,792

$559

June 1, 2006

$913

Freemont Broadband (Pocatello
market

1,161

$786

June 30, 2005

$450

SIRIS

1,130

$398

KeyOn has grown its base of 10,471 acquired subscribers to approximately 15,000

SCALABLE ACQUISITION PROCESS

EFFICIENT PROCESS:

Proprietary deal flow

Due diligence/site visits

Asset purchases

Deal structuring

Efficient integration plan

Highly experienced and
seasoned deal team

PRICING STRATEGY:

Existing valuations
methodologies dependent
on financials

Targets are cash flow
neutral to marginally cash
flow positive

Price paid is close to or
below the replacement
cost of assets

Proven process to evaluate
IRR and NPV of each
transaction

SYNERGIES THROUGH INTEGRATION:

Centralized scalable platform to
extract synergies

Expense savings realized in area of
management, network and customer
support and G&A

Network Operating Center in Omaha
enables remote monitoring and
diagnostics

Centralized customer service

Adaptable billing platform

Scale economies in purchasing CPE
and internet termination/access loops

RURAL UNIFi - KeyOn’s Acquisition Process and Integration

keyon

TEXAS
Denton
Frisco
Plano
Coppell
Carrollton
Richardson
Fort Worth
Grand Prairie
Dallas

Target #1 (SkyWi Communications)

Status

Executed LOI/APA

Expected close Q4 ‘09

Location

Based in Texas with
network contiguous to
KeyOn’s existing networks

Business
Description

Provide wireless broadband
to areas Northwest of Ft.
Worth

Markets lack competition

ARPU = $50+

Transaction
Benefits to
KeyOn

Asset purchase with
assumption of certain
liabilities (tower leases;
internet termination)

Purchase price affords
upgrade for added network
capacity

Proximity to existing KeyOn
networks permits significant
OPEX efficiencies

Pending Transactions

Target #1

Current KeyOn

Target #2

Status

Executed LOI

Negotiating Asset
Purchase Agreement

Location

Based in South Central
Iowa contiguous to
existing networks

Business
Description

Wireless broadband
customers include
residential, business and
critical community
facilities

ARPU = $60+

Transaction
Benefits to
KeyOn

Asset purchase with
assumption of certain
liabilities (tower leases;
internet termination)

Combining networks
results in significant
monthly savings on
internet termination

Pending Transactions

Target #2

Current KeyOn

Keyon

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Growing Pipeline of Acquisitions

Acquisition Pipeline Overview

Targeted Geographic
Area

Active Targets Currently
in Discussion

Total Subscriber Base of
Active Targets

Pre-Acquisition Financials

Types of Targets

Individual Target Size

Midwestern States

30

40,000

300 – 5,000 subscribers

EBITDA Positive to Neutral

Boot-strapped Entrepreneurs

Rural Cooperative Subsidiaries

Divisions of Telcos and other Operating

Businesses

Entities Financed by Earlier RUS

Programs or Regional Financing Sources

KeyOn Corporate Update

Enhanced
investor
relations
presence with
hiring of
Liviakis
Financial

Announced
Q1-09 results –
EBITDA + for
2nd
consecutive
quarter

Restructured
term debt
Extended term
for 6 years;
principal
reduction of
$450,000

Engaged
Interactive
Broadband
Consulting
Group for
application
preparation

Update on
Broadband
Stimulus
Process –
KeyOn’s first
conference call

Continued
work on
federal
stimulus
applications

Filed for $150 million of
Stimulus funds

Converted $1.5 million of short-
term secured debt into stock

Raised a total of $2.1 million
since May 2009

Rural UNIFi Program
announced

Announced Q2-09 results –
EBIDTA+ for 3rd consecutive
quarter

Partnership
with Google
announced –
roll-out of
Google Apps
to current and
future
subscriber
base

Pipeline of
acquisitions
developed for
Rural UNIFi

MAY

2009

JUN

JUL

AUG - SEPT

NOV

Update on ARRA Efforts

Round 1 application submissions were due August 20, 2009

2,200 total applications  ($4B + loans available)

1,130 last-mile infrastructure applications (BIP & BTOP)

400 BIP only last-mile infrastructure applications ($1.5B available)

Approximately 307 WiMAX wireless applications (lowest cost per household passed)

September 28, 2009 Incumbent challenge period commences for 30 days

October 5, 2009 NTIA announces initial mapping grants

October 27, 2009 NTIA/RUS announces that the date to commence award announcements has been delayed by approximately one month

November 10, 2009 NTIA/RUS announce that future awards will be streamlined from two round to one

KeyOn has applied for a combination of $150 million of grants and loans to quickly deploy next generation broadband services

Questions and Answer

Jonathan Snyder, KeyOn’s CEO will now take questions from the call participants

Due to the limited time, we ask that you limit your questions to just one.  If you’d like to follow up with KeyOn offline, please email us at
john@liviakis.com.  Thank you for your understanding.

Thank you for joining today’s call